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                                                                EXHIBIT 10.51

                               PURCHASE AGREEMENT
                             (Commercial Property)

  THIS AGREEMENT, dated           JANUARY 1, 1998      , between
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                           HOLLINGSWORTH AND STOUT ENTERPRISES, LLC     ,(the
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"Seller"), whose address is  1 OFFICE PARKWAY, TRINITY, NC 27370
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       and                           SEALY, INC.
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     ,(the "Buyer"), whose address is  C/O KEZIAH, GATES & SAMET,
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POST OFFICE BOX 2608, HIGH POINT, NC  27261;
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                                WITNESSETH THAT:

  WHEREAS, Seller is the owner in fee simple of certain real property known as

DAR/RAN PLANT AND OFFICES, 1 OFFICE PARKWAY,   TRINITY, North Carolina (the
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"Land") CONSISTING OF APPROXIMATELY 68.51 ACRES, and more particularly described in A SURVEY PREPARED BY MARK TERRY & ASSOCIATES DATED FEBRUARY 4, 1994, DESIGNATED JOB NO. 3585-51-02 AND IN A DEED RECORDED AT DEED BOOK 1390, PAGE 606 IN THE OFFICE OF THE REGISTER OF DEEDS FOR RANDOLPH COUNTY, NORTH CAROLINA , WHICH IS INCORPORATED BY REFERENCE IN THIS AGREEMENT. Seller has agreed to sell and Buyer has agreed to purchase the Land, the improvements located on the Land, WHICH IMPROVEMENTS CONSIST OF A MANUFACTURING PLANT CONTAINING APPROXIMATELY 165,240 SQUARE FEET AND AN OFFICE BUILDING CONTAINING APPROXIMATELY 28,450
SQUARE FEET, and certain other property upon the terms and conditions stated in this agreement.

  NOW, THEREFORE, in consideration of their mutual promises contained in this agreement, the parties agree as follows:

  PURCHASE AND SALE. Seller agrees to sell to Buyer and Buyer agrees to purchase, upon the terms and conditions stated in this agreement, the following (collectively, the "Property"):

a. the Land;

b. all buildings or other improvements located on the Land (the "Improvements)";

c. all personal property owned by Seller and located on and used in connection with the operation of the buildings on the Land, including but not limited to all apparatus, machinery, equipment, motors, elevators, fittings, radiators, built-in appliances, signs, awnings, shades, screens, blinds, carpeting, and all plumbing, heating, lighting, ventilating, air conditioning and sprinkler equipment USED IN CONNECTION WITH THE OPERATION OF THE IMPROVEMENTS, whether or not attached to the Land and improvements, AND SPECIFICALLY INCLUDING ALL EXISTING ELECTRICAL PANELS, BUS DUCTS AND WIRING WHICH HAVE BEEN INSTALLED TO PROVIDE POWER TO SELLER'S MANUFACTURING EQUIPMENT AND MACHINERY (the "Personal Property"), BUT EXCLUDING SELLER'S FURNITURE MANUFACTURING MACHINERY AND
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EQUIPMENT;

d. all right, title and interest of Seller in and to any right of access, street, roadway or alley abutting or adjoining the Land; and

e. all other rights, permits (including without limitation all density, watershed and other development rights or permits), privileges, appurtenances, easements and rights of way owned by the Seller and appurtenant to or used in connection with the Land, the Improvements or the Personal Property.

2. PURCHASE PRICE.  The Purchase Price for the Property is
$8,250,000.00.
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The Purchase Price is payable as follows:

2.1 DEPOSIT.
       a. Buyer has paid to SELLER the sum of   $25,000.00  (the "Deposit"),
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   to be held in escrow and applied in accordance with the terms of this agreement.

       b. The Deposit shall be applied as a credit against the Purchase Price at Closing.

       c. If this transaction does not close, the Deposit will be applied as provided in Paragraph 12.

2.2 BALANCE OF PURCHASE PRICE. Buyer will pay the balance of the Purchase Price, after crediting the Deposit and subject to all adjustments and prorations provided for in this Agreement, to Seller at Closing as provided in Section 11.3.

3. ACCEPTANCE BY SELLER. This Agreement shall be void unless Seller delivers to Buyer a duplicate original counterpart of this Agreement, properly executed by Seller, at or prior to 5:00 p.m. on JANUARY 9, 1998.
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4. INVESTIGATIONS BY BUYER.

   4.1 RIGHT OF ENTRY. Seller grants to Buyer and Buyer's agents, representatives, or designees, the right to enter upon the Property, at any time this agreement is in force, to inspect, examine, survey and test the Property as Buyer deems necessary or desirable, including without limitation, environmental studies and soils tests. Buyer agrees (i) to repair any damages to the Property resulting from, and restore the Property as nearly as possible to its condition prior, to Buyer's tests and inspections; and (ii) to defend, indemnify and hold harmless Seller from and against any claim, damage or liability incurred by or asserted against the Seller as a result of such activities on the Property pursuant to this Section.

   4.2 INVESTIGATION PERIOD. During the period (the "Investigation Period") beginning on the date upon which this agreement has been executed by both parties and a fully executed original counterpart returned to Buyer (the "Effective Date") and ending at 4:00 p.m. on the day which is 60 days
                                                              --
after the Effective Date, Buyer may seek commitments for financing satisfactory to Buyer, and may conduct such tests, studies and analyses as Buyer deems necessary or desirable in order to determine, in Buyer's sole discretion, whether the Property is suitable for Buyer's intended use of the Property (the "Intended Use") as A BEDDING MANUFACTURING PLANT AND OFFICE BUILDING and
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otherwise satisfactory to Buyer. Buyer shall have the right to review and inspect all leases, contracts, or other agreements affecting or relating to the Property, and all pertinent records of Seller relating to the operation or maintenance of the Property.

   4.3 BUYER'S TERMINATION RIGHT. If, at any time prior to the close of the Investigation Period, Buyer, in Buyer's sole discretion, determines that satisfactory financing cannot be obtained or that the Property is unsuitable for Buyer's Intended Use, Buyer, by giving notice to Seller at any time prior to the Investigation Period, may elect to terminate this agreement, in which case the Seller will immediately disburse the Deposit as provided in Paragraph 12.1, and this agreement will terminate.

   4.4 AS-IS SALE. Except as expressly otherwise provided in this agreement, Seller expressly disclaims any and all warranties, express or implied, of any nature with respect to the condition of the Property, including without limitation any warranties of merchantability, habitability or fitness, whether express or implied, and whether in regard to the improvements, the personal property or any other portion of the Property. If Buyer does not properly terminate this agreement as provided in the preceding Section, then Buyer will be conclusively deemed to have represented and warranted to Seller that:

      a. Buyer has had full opportunity to make such investigations of the condition of the Property as Buyer has deemed necessary; and

      b. Buyer is relying solely upon such investigations and has decided to purchase and will accept the Property in an "AS IS" condition, with no representations or warranties, except as expressly otherwise provided for in this agreement.

5. TITLE.

   5.1 SELLER'S TITLE INFORMATION. Seller agrees to deliver to Buyer promptly after the Effective Date copies of all deeds, title insurance policies, and surveys relating to the Property in Seller's possession or readily available to Seller.

   5.2 TITLE. Seller must convey title to Buyer at Closing by general warranty deed (the "Deed") in form and content satisfactory to Buyer's counsel, conveying to Buyer good and marketable indefeasible fee simple title to the Property, its appurtenances and improvements, insurable both as to fee and marketability at regular rates by a national title insurance company, selected by Buyer (the "Title Insurance Company"), without exception, other than the Permitted Exceptions as provided for in the following Section. The title insurance policy must provide full coverage against mechanics' or materialmen's liens and contain such other special endorsements as Buyer may reasonably require, including full survey coverage if Buyer obtains a Survey of the Land as provided for in Paragraph 6.

   5.3 PERMITTED EXCEPTIONS. Seller must convey title to the Property to Buyer at Closing free and clear of all liens and encumbranc-


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es, subject only to the following exceptions (the "Permitted Exceptions"):

      a. public utility easements (water, sewer, electric, gas and telephone) of record in customary form to serve the Property which do not impair its use by the Buyer for the Intended Use;

      b. rights of way for public streets abutting the Land;

      c. applicable zoning ordinances of the zoning jurisdiction in which the Property is located, provided such ordinances do not prohibit or limit the use of the Property by Buyer for the Intended Use;

      d. ad valorem real property taxes on the Property for the calendar year in which the Closing Date occurs, which taxes shall be prorated on a calendar year basis up through the Closing Date; and

      e. such other exceptions as Buyer may approve in writing, or as are added pursuant to the provisions of the following Sections.

   5.4 SPECIAL ASSESSMENTS. If, at the time of Closing, all or any part of the Property is affected by any special assessment payable in installments, or of which the first installment is then a charge or a lien, or has been paid, then for the purposes of this agreement, all unpaid installments of any such assessment, including those which are to become due and payable after the Closing, will be conclusively deemed to be due and payable and to be liens against the Property and must be paid by Seller at Closing.

   5.5 TITLE OBJECTIONS. Buyer, at any time until one week prior to the Closing Date, may furnish Seller a written statement of objections to the title to the Property, if any, other than the Permitted Exceptions, which statement must be accompanied by a copy of Buyer's title report and any other materials disclosing such objections to title to the Property. Except for objections arising subsequent to the earlier of the effective date of Buyer's title report or one week prior to the Closing Date, Buyer shall be deemed to have waived all other objections to title which would be disclosed by an examination of title and which Buyer has not furnished to Seller as provided in this Section, and such objections shall be included in the Permitted Exceptions.

   5.6 ADDITIONAL OBJECTIONS. Buyer may, at any time prior to the Closing, present Seller with a further statement of objections to title to the Property, provided, however, that any such statement of objections must be limited solely to matters arising after the earlier of the effective date of Buyer's title report or one week prior to the Closing Date.

   5.7 SELLER'S OBLIGATIONS. Seller must pay or satisfy at or before Closing all liens, judgements mortgages, deeds of trust or other liens or encumbrances which can be satisfied by payment of a liquidated amount (the "Monetary Claims"). Seller shall not be required to cure other title objections. Seller, on or before the Closing Date, must notify Buyer of such title objections other than Monetary Claims that Seller will not satisfy prior to or at Closing (the "Unsatisfied Objections"). If Seller gives such notice to Buyer, then Buyer, at Buyer's election, by notice to Seller at any time prior to the Closing, will be entitled either to:

      a. waive the Unsatisfied Objections and proceed to close the purchase of the Property and accept the Property subject to the Unsatisfied Objections with no reduction in the Purchase Price, in which case the Unsatisfied Objections shall be included in the Permitted Exceptions; or

      b. terminate this agreement, in which case Buyer shall be entitled to a refund of the Deposit, as Buyer's sole remedy.
6.  SURVEY.

   6.1 SELLER'S SURVEY. Promptly after the Effective Date, Seller agrees to deliver to Buyer a copy of any survey in Seller's possession or readily available to Seller.

   6.2 BUYER'S SURVEY. Buyer shall have the right to obtain a survey (the "Survey") of the Land prepared by a land surveyor or engineer, who must be registered and licensed in the State of North Carolina and approved by Seller in writing prior to commencement of the survey work (the "Surveyor"), such approval not to be unreasonably withheld or delayed, and to furnish a copy of the Survey to Seller. The Survey must depict boundaries, easements, improvements, if any, and rights-of-way adjoining or crossing the Property and shall contain a computation of the acreage of the Property to the nearest one-hundredth of an acre, certified by the Surveyor.

   6.3 LEGAL DESCRIPTION. Prior to the Closing, Buyer may deliver to the Seller for Seller's review and approval, not to be unreasonably withheld or delayed, a copy of a legal description of the Property based upon the Survey. Unless objected to by Seller prior to Closing, this description, together with the Survey, will become a part of this agreement without the necessity of any further action by either of the parties.

   6.4 SURVEY OBJECTIONS. If the Survey shows any encroachment on the Land, or that any improvement located on the Land encroaches on the land of others, or if the Survey shows any other defect which would affect the marketability of title to the Property, or material deviation from the boundaries as described in the deed by which Seller acquired title, and such defect is unacceptable to Buyer, Buyer must notify Seller of such defect within the time Buyer must give notice of title defects pursuant to Paragraph 5, and such encroachment or defect shall be treated in the same manner as title defects are treated under this agreement. Buyer shall be deemed to have waived any survey defects unless Buyer gives notice of such defects to Seller as provided in this Section, and such defects shall be included in the Permitted Exceptions.

 7. WARRANTIES AND REPRESENTATIONS OF SELLER. Seller represents, warrants and covenants that:

   a. Seller has full right, power and authority to enter into this agreement and to consummate this transaction.

   b. The execution by Seller of, and the consummation of the transaction contemplated by, this agreement will not result in a breach of, or constitute a default (whether immediately or after the giving of notice or lapse of any time period) under, any indenture, agreement, instrument or obligation to which Seller is a party or by which Seller or the Property is bound and will not violate any order, rule or regulation of any court or any federal, state or municipal regulatory body or agency having jurisdiction over Seller or the Property.

   c. Seller owns and will convey title to the Property at Closing in accordance with the requirements of Paragraph 5.

   d. There are no parties other than Seller in possession of any portion of the Land or improvements as lessees, tenants at sufferance or trespassers, OTHER THAN DAR/RAN FURNITURE INDUSTRIES, INC., WHICH TENANCY WILL BE TERMINATED AT OR PRIOR TO CLOSING.

   e. There is no action or proceeding pending, or, to the knowledge of the Seller, threatened, against or affecting the Property, or relating to or arising out of the ownership of the Property.

   f. Seller has not received any notice of any pending or threatened eminent domain or zoning proceeding with respect to or affecting the Property, or any proposed change with respect to access from, or change of grade of, abutting public streets.

   g. Seller has conducted Seller's activities on the Property, and, to the best of Seller's knowledge, all Seller's tenants and all prior occupants of the Property have conducted their activities on the Property, in compliance with all applicable environmental laws and regulations. To the best of Seller's knowledge, there are no underground storage tanks, transformers or other devices containing PCB'S, or other hazardous substances of any kind, located on the Property (including subsurface strata and ground water beneath the Property).

 8. WARRANTIES AND REPRESENTATIONS OF BUYER. Buyer represents, warrants and covenants that:

   a. UPON AND SUBJECT TO APPROVAL BY BUYER'S BOARD OF DIRECTORS, AS PROVIDED FOR IN SECTION 19.1, Buyer has full right, power and authority to enter into this agreement and to consummate this transaction.

   b. The execution by Buyer of, and the consummation of the transaction contemplated by, this agreement will not result in a breach of, or constitute a default (whether immediately or after the giving of notice or lapse of any time period) under, any indenture, agreement, instrument or obligation to which the Buyer is a party or by which Buyer is bound and will not violate any order, rule or regulation of any court or any federal, state or municipal regulatory body or agency having jurisdiction over Buyer.

 9. CONDITIONS TO OBLIGATION OF BUYER.

   9.1 CONDITIONS. The obligation of Buyer to close this transaction is subject to the following conditions, any of which may be waived by Buyer at or prior to the Closing:

      a. All of the representations and warranties of Seller set forth in this agreement must be true as of the Closing Date, as though made at that time.

      b. Seller shall have delivered, performed and complied with all items and obligations required to be delivered, performed or complied with by Seller at or before the Closing.

      c. The Property must be in the same condition as existing on the Effective Date, in all material respects.

   9.2 SELLER'S DEFAULT. If Seller fails or is unable to satisfy any of the foregoing conditions as the result of any act or omission of Seller, such failure shall constitute a default of Seller unless waived by Buyer and shall entitle Buyer to exercise Buyer's remedies upon default as stated in Section 12.2.

   9.3 BUYER'S ELECTION. If Seller fails or is unable to satisfy any of the foregoing conditions and such failure is not the result of any act or omission of Seller, Buyer, at Buyer's option, may either:

      a. waive such nonperformance as Seller is unable to cure and proceed to clo se the purchase of the Property and accept the Property subject to such nonperformance with no reduction in the Purchase Price; or

      b. terminate this agreement, in which case Buyer shall be entitled to a refund of the Deposit, as Buyer's sole remedy.

10. CONDITIONS TO OBLIGATION OF SELLER.

10.1 CONDITIONS. The obligation of Seller to close this transaction is subject to the following conditions, any of which may be waived by Seller at or prior to the Closing:

      a. All of the representations and warranties of Buyer set forth

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in this agreement must be true as of the Closing Date, as though made at that time.

      b. Buyer shall have delivered, performed and complied with all of the terms and obligations required to be delivered, performed or complied with by Buyer at or before the Closing.

   10.2 BUYER'S DEFAULT. If Buyer fails or is unable to satisfy any of the foregoing conditions, such failure shall constitute a default of Buyer unless waived by Seller and shall entitle Seller to exercise Seller's remedies upon default as stated in Section 12.3.

 11. CLOSING.

   11.1 CLOSING DATE. Closing is defined as the delivery in escrow of all closing documents and funds to Buyer's attorney, and the subsequent recording of the Deed. The Closing shall take place at a time and place in the City of HIGH
                                                                        -------
POINT, NC  set by Buyer, on or before 30 DAYS AFTER THE CLOSE OF THE
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INVESTIGATION PERIOD (the "Closing Date"). The Closing Date may be extended up
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to 15 days in order to permit Seller to cure any title objections which Seller has elected to cure; provided however, that Seller must give notice to Buyer of such extension prior to the Closing Date.

   11.2 SELLER'S CLOSING DELIVERIES. At the Closing the Seller must deliver to the Buyer:

      a. the Deed, dated as of the Closing Date, duly executed and acknowledged by Seller, conveying title to the Property to the Buyer in accordance with Paragraph 5, subject only to the Permitted Exceptions, and in form and substance acceptable to counsel for Buyer;

      b. if requested by Buyer, a Bill of Sale, in form and substance satisfactory to Buyer conveying to Buyer good and marketable title, subject only to the Permitted Exceptions, to any part of the Property which is not, in Buyer's opinion, satisfactorily conveyed by the Deed;

      c. an affidavit and indemnity agreement acceptable to the Title Insurance Company showing that all labor and materials (other than any labor or materials ordered by Buyer), if any, furnished to the Property within 120 days prior to the Closing Date have been paid for and agreeing to indemnify Buyer and the Title Insurance Company against all loss from any cause or claim arising from any mechanics' or materialmens' liens;

      d. an affidavit or qualifying statement of Seller's non-foreign status, in form and substance satisfactory to Buyer's counsel.

      e. exclusive possession of the Property, WHICH MUST BE DELIVERED IN BROOM CLEAN CONDITION, WITH ALL PROPERTY OF SELLER (OR SELLER'S TENANT) NOT CONSTITUTING A PART OF THE PROPERTY, AND ALL TRASH AND REFUSE, REMOVED FROM THE PREMISES;

      f. a survey affidavit satisfactory and acceptable to the Title Insurance Company, showing no changes to the Property since the last survey; and

      g. such other instruments and documents as Buyer may reasonably require to carry out the terms of this agreement.

   11.3 BUYER'S CLOSING DELIVERIES.  At the Closing, Buyer must deliver to the
Seller:

      a. the unpaid balance of the Purchase Price, subject to all adjustments and prorations provided for in this Agreement, in cash or immediately available funds; and

      b. such other instruments and documents as Seller may reasonably require to carry out the terms of this agreement.

   11.4 PRORATIONS. Ad valorem real property taxes applicable to the Property will be prorated on a calendar year basis as of the Closing Date. Any other ad valorem taxes or interest or penalties which constitute a lien on any part of the Property must be paid by Seller or credited to Buyer as of the date of Closing. All rents will be adjusted and prorated as of the Closing Date.

   11.5 EXPENSES. Seller will pay for preparation of the Deed, the excise tax (documentary stamps) required by law and Seller's brokers' commissions, attorneys' fees and any other expenses incurred by Seller. Buyer will pay recording fees for the Deed, title examination expenses, title insurance premiums, survey costs, the cost of the Survey, Buyer's investigations and tests, Buyer's attorneys' fees, and any other expenses incurred by Buyer.

 12. DEFAULT AND REMEDIES.

   12.1 TERMINATION BY BUYER. If Buyer elects to terminate this agreement pursuant to a right of Buyer to do so pursuant to Paragraphs 4, 5, 9, 13 or 14 of this agreement, the entire Deposit shall be refunded to Buyer, as Buyer's sole remedy.

   12.2 SELLER'S FAILURE TO CLOSE. If Seller fails to close this transaction for any reason other than Buyer's default or an election by Buyer, pursuant to the terms of Paragraphs 4, 5, 9, 13 or 14 of this agreement, to terminate it, Buyer shall be entitled to an immediate refund of the Deposit, without prejudice to any other right or remedy Buyer may have at law or in equity by reason of Seller's failure to close, including, but not limited to, the right to recover damages or seek specific performance, and including Buyer's reasonable attorneys' fees and costs of litigation.

   12.3 BUYER'S FAILURE TO CLOSE. If Buyer fails to close this transaction for any reason other than Seller's default, or Buyer's election, pursuant to the terms of Paragraphs 4, 5, 9 13 or 14 of this agreement, to terminate it, Seller, as Seller's sole remedy, shall be entitled to terminate this agreement and retain the Deposit as liquidated damages.

  13. FIRE OR CASUALTY. The risk of loss prior to Closing shall be on the Seller. If, prior to the Closing, all of the Property (or such portion as will materially adversely affect Buyer's ability to use the Property for Buyer's Intended Use) is destroyed or damaged by fire or other casualty, Buyer, at Buyer's option may, by notice to Seller on or before the earlier of (i) the Closing Date or (ii) the date 20 days after the date of the casualty, elect to:

      a. terminate this agreement, in which case the Buyer will be entitled to a refund of the Deposit, and this agreement will terminate; or

      b. accept the Property in its damaged condition and proceed to closing, in which case:

         (1) the proceeds of all applicable insurance payable with respect to such casualty, together with the amount of all applicable policy deductibles or coinsurance, will be assigned or credited to Buyer at closing; and

         (2) Buyer will be entitled to extend the Closing Date to allow for appraisals of the damage and the amount of applicable insurance proceeds, policy deductibles and coinsurance to be determined.

 14. EMINENT DOMAIN.

   14.1 BUYER'S RIGHT TO TERMINATE. If, prior to the Closing, all of the Property (or such portion as will materially adversely affect Buyer's ability to use the Property for Buyer's Intended Use) is taken or appropriated by reason of eminent domain, or sold under threat of such taking, Buyer may terminate this agreement by notice to Seller within 5 days after the earlier of the date on which title passes under the taking or sale or the date on which Seller notifies Buyer that the taking or sale will occur, in which event Buyer shall be entitled to a refund of the Deposit and this agreement shall terminate.

   14.2 NONEXERCISE OF BUYER'S TERMINATION RIGHT. If Buyer does not elect to terminate this agreement, it shall remain in full force and effect, and:

      a. Seller will convey the Property to Buyer at Closing, less any interest or portion taken or sold as provided in the preceding Section;

      b. Seller will assign or pay the proceeds of the taking or sale in lieu thereof to Buyer at Closing; and

      c. Seller will permit Buyer to participate in the condemnation proceedings or negotiations as if Buyer were an owner of the Property.

  15. NOTICES. All notices required or permitted by the terms of this agreement shall be deemed given by personal delivery or when deposited in the United States Registered or Certified Mail, postage prepaid, or, with verification of delivery, by telegram, cable, telex, commercial courier or any other generally accepted means of business communication, to either party, at their respective addresses set forth on the signature page of this agreement. Either party may change the address to which notices must be sent by giving notice to the other party in accordance with this Section.

  16. BROKERAGE COMMISSIONS. Each party warrants to the other that such party has not dealt with any broker in connection with this transaction, and agrees to indemnify and hold harmless the other party from and against any other claims, demands or liabilities, including reasonable attorneys' fees and expenses of litigation, arising out of any other alleged brokerage commission or fee claimed in connection with this transaction based upon any other agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

  17. RECORDING. Buyer and Seller agree that this instrument may not be recorded; however, at Buyer's option, the parties will execute a Memorandum of Agreement and Buyer, but not Seller, may record the Memorandum of Agreement at Buyer's sole expense and discretion. Buyer agrees, upon the expiration or termination of this agreement by Buyer, but subject to performance of Seller's obligations upon such termination, to execute and deliver to Seller a recordable document provided by Seller at Seller's expense in form reasonably acceptable to Buyer evidencing such expiration or termination by Buyer, and Buyer will indemnify and save harmless Seller from any loss or damage suffered by Seller as a result of Buyer's failure to do so.

 18. MISCELLANEOUS.

   18.1 INTERPRETATION. This agreement (i) contains the entire understanding of the parties and there are no conditions precedent to its effectiveness or collateral understandings with respect to its subject

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matter; (ii) may not be modified except by a writing signed by both parties; and
(iii) binds the parties and their respective heirs, personal representatives, successors and permitted assigns. Where the context requires, the singular includes the plural and the masculine includes the feminine and the neuter.

   18.2 TIME OF ESSENCE. Except as specifically otherwise provided, time is of the essence in every particular in the performance of the obligations of the parties under this agreement.

   18.3 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. All warranties and representations contained in this agreement shall, as applica ble, survive the Closing, the delivery of the Deed, and any investigation by Buyer.

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19.  ADDITIONAL PROVISIONS:

  19.1 APPROVAL BY BUYER'S BOARD OF DIRECTORS.  BUYER'S EXECUTION OF THIS
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AGREEMENT IS SUBJECT TO APPROVAL OF BUYER'S BOARD OF DIRECTORS WITHIN 10 DAYS
AFTER THE EFFECTIVE DATE. IF BUYER FAILS TO NOTIFY SELLER OF THE APPROVAL OF THIS AGREEMENT BY BUYER'S BOARD OF DIRECTORS WITHIN SUCH TIME, THEN THE SELLER WILL RETURN THE DEPOSIT TO BUYER, AND THIS AGREEMENT WILL BE VOID.

  19.2 ELECTION TO PURCHASE OFFICE IN FURNISHED CONDITION.  BUYER, AT BUYER'S
       --------------------------------------------------
OPTION, MAY ELECT TO PURCHASE THE OFFICE BUILDING IN ITS FURNISHED STATE (AS EXISTS ON THE DATE OF THIS AGREEMENT), INCLUDING WITHOUT LIMITATION APPROXIMATELY 5 SOFAS, 150 CHAIRS, ALL WOOD CASE GOODS SHOWN TO BUYER DURING BUYER'S INITIAL VISUAL INSPECTION OF THE OFFICES, AND ALL WINDOW DRESSINGS, BLINDS, SHADES AND HARDWARE, AND ALL FLOOR COVERINGS, BUT EXCLUDING ALL REMOVABLE OPEN OFFICE SYSTEM PARTITIONS. BUYER MUST GIVE NOTICE OF SUCH ELECTION WITHIN 10 DAYS AFTER THE CLOSE OF THE INVESTIGATION PERIOD. IF BUYER ELECTS TO PURCHASE THE OFFICE BUILDING IN SUCH FURNISHED STATE, THE PURCHASE PRICE AS STATED IN PARAGRAPH 2 WILL BE INCREASED TO $8,375,000.00.

  19.3  CONVERSION OF HVAC SYSTEM.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
        -------------------------
ELSEWHERE CONTAINED IN THIS AGREEMENT, SELLER WILL PAY AT CLOSING THE ESTIMATED COST, IF ANY, TO IMPLEMENT ANY RECOMMENDATION OF BUYER'S ENGINEERS THAT BUYER CONVERT THE EXISTING HVAC SYSTEM (WHICH BUYER HAS BEEN ADVISED UTILIZES "R-22" REFRIGERANT) TO THE USE OF AN APPROVED REFRIGERANT WHICH WOULD NOW BE REQUIRED FOR HVAC SYSTEMS IN CONNECTION WITH THE CONSTRUCTION OF NEW MANUFACTURING AND OFFICE FACILITIES COMPARABLE TO THE IMPROVEMENTS. BUYER WILL NOTIFY SELLER OF SUCH RECOMMENDATION, AND FURNISH SELLER WITH AN ESTIMATE OF THE COST OF SUCH CONVERSION FROM A REPUTABLE HVAC CONTRACTOR DOING BUSINESS IN THE HIGH POINT AREA PRIOR TO CLOSING.

  19.4  CONFIDENTIALITY.  SELLER AGREES TO KEEP IN STRICT CONFIDENCE THIS
        ---------------
AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AT ALL TIMES PRIOR TO AND AFTER THE CLOSING, UNTIL SUCH TIME AS BUYER HAS MADE A PUBLIC ANNOUNCEMENT OF BUYER'S ACQUISITION OF THE PROPERTY. SELLER WILL NOT DISCLOSE THE EXISTENCE OF THIS AGREEMENT, NOR ANY INFORMATION RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT TO ANYONE OTHER THAN SELLER'S OFFICERS AND EMPLOYEES WHO HAVE A NEED FOR SUCH KNOWLEDGE BASED UPON THEIR DUTIES AND RESPONSIBILITIES, SELLER'S PROFESSIONAL ADVISORS AND ANY PERSON OR AGENCY TO WHOM DISCLOSURE IS REQUIRED BY LAW. SELLER WILL USE SELLER'S BEST EFFORTS TO CAUSE ALL SUCH PERSONS TO MAINTAIN IN STRICT CONFIDENCE ALL SUCH INFORMATION DISCLOSED TO THEM.


20. ADDENDA. List here any addenda that are attached to and made a part of this agreement:

    NONE.

    IN WITNESS WHEREOF, the parties have executed this agreement as a sealed instrument, as of the date first stated above.

SELLER:                                  BUYER:

HOLLINGSWORTH AND STOUT ENTERPRISES, LLC (Seal)  SEALY, INC.



By:                              (Seal)   By:
    -----------------------------             -----------------------------
     Member/Manager                             President

  AMENDMENT TO PURCHASE AGREEMENT AND ESCROW AGREEMENT

The Purchase Agreement dated January 1, 1998 between Hollingsworth & Stout Enterprises, L.L.C. ("Seller") and Sealy, Inc. ("Buyer") as amended by Letter Agreement dated March 9, 1998 from Seller to Buyer is hereby amended further as follows:

1.Closing:  Closing shall be held at the offices of Buyer's counsel, Gilbert
            "Skipper" Gates, Esq. Keziah, Gates & Samet, L.L.P., 400 High Point Bank Bldg., 300 North Main Street, High Point, NC 27261-2608 on Monday, April 13, 1998 at 1:30 p.m. ("Closing Date").

2.Purchase Price and Escrow of Funds:

  (a) On the Closing Date, Buyer shall cause the net amount due as noted on the Closing Statement, said amount being sum of $8,340,395.97 to be sent by wire transfer to the Trust Account of Buyer's Counsel using the following wire transfer instructions: High Point Bank & Trust Company; High Point, North Carolina - ABA No. 053100685 for credit to Keziah, Gates & Samet, L.L.P., Real Estate Trust Account No. 040107892.

  (b) Provided all obligations of Seller under the Purchase Agreement have been satisfied by Seller as of the Closing Date, including the delivery of the Deed to Buyer, the sum of $3,312,299.34 shall be delivered to Seller after satisfaction of the outstanding mortgage liens on the Property and Seller shall be entitled to possession of the $25,000 Deposit.

  (c) The sum of $375,000 remaining in the Trust Account shall be trans ferred by Buyer's counsel to an escrow account bearing interest in favor of Buyer which sum (less interest and other deductions noted below) shall be paid to Seller by Buyer's counsel, as escrow agent, in accordance with the requirements noted below:

      (i) On April 22, 1998, the sum of $125,000 provided:

          (a) Seller and Buyer shall agree no later than April 20, 1998 either
              (1) as to the office furnishings and furniture which Buyer has agreed to buy and Seller has agreed to sell under Paragraph 19.2 of the Purchase Agreement ("Purchased Furniture") for the sum of $125,000; or (2) as to the amount by which the $125,000 sum shall be reduced to reflect the value of office furnishings and furniture which Seller shall not convey to Buyer (''Purchase Sum") in which event the amount in excess of the Purchase Sum shall be returned to Buyer; and

          (b) Seller delivers to Buyer a Bill of Sale transferring unencumbered title to and delivers possession of the Purchased Furni ture to Buyer.

      (ii) On May 4, 1998, the sum of $125,000 provided Dar-Ran furniture and Seller have vacated and delivered to Buyer possession of the manufacturing building located at the Property in its entirety as of 5:00 p.m. May 3, 1998 in the condition required by Paragraph 11.2 of the Purchase Agreement. In the event Seller fails to meet the May 3, 1998 deadline and later vacates and delivers possession of the manufacturing building to Buyer, the sum of $125,000 due Seller hereunder shall be reduced in accordance with Paragraph 3 below.

     (iii) On May 18, 1998, the sum of $125,000 provided Dar-Ran Furniture and Seller have vacated and delivered to Buyer possession of the office building located at the Property in its entirety as of 5:00 p.m. May 17, 1998 in the condition required by Paragraph 11.2 of the Purchase Agreement. In the event Seller fails to meet the May 17, 1998 deadline and later vacates and delivers possession of the existing office building to Buyer, the sum due Seller hereunder shall be further reduced in accordance with Paragraph 3 below.

      (iv) Notwithstanding the foregoing, Seller shall not be obligated to address by clean-up or otherwise any changes to the Property or alterations to either the manufacturing or office building caused by Buyer's contractors.

3. Liquidated Damages. Failure of Dar-Ran Furniture and/or Seller to vacate the manufacturing building and/or the office building by the dates and/or and/or in the manner required by Paragraphs 2(c) (ii) and/or (iii) shall result in Seller being liable to Buyer in the amount of $1,250 per day for the manufacturing building and $242 per day for the office building (based upon a lease rate of $3.00 per square foot) until possession and/or condition of the building or buildings not so delivered is delivered to Buyer. Such sums due to Buyer hereunder shall first be deducted from the amounts to be paid to Seller under Paragraph 2 (c) (ii) and/or (iii) with any balance being due and payable to Buyer within ten (10) business days after possession and/or condition is so delivered and shall bear interest at the rate of ten percent (10%) per annum until paid.

IN WITNESS WHEREOF, Buyer and Seller have signed this Amendment to Purchase Agreement and Escrow Agreement as of April 13, 1998.

HOLLINGSWORTH & STOUT ENTERPRISES,    SEALY, INC. ("Buyer")
 L.L.C. ("Seller")

By: ____________________________      By: _____________________________

Title: _________________________      Title: __________________________